Exhibit 99.2

Privileged and Confidential

For Discussion Purposes Only

Subject to FRE 408

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS OF RESTRUCTURING

OCTOBER 24, 2013

This following summary of principal terms (the “Term Sheet”) provides an outline of a proposed restructuring of Energy Future Intermediate Holding Company LLC (“EFIH”) pursuant to a chapter 11 plan of reorganization (the “EFIH Restructuring”). All terms in this document are subject to legal, tax, financial and business due diligence. Accordingly, the parties do not intend to be bound to any of the terms contained herein unless and until they enter into definitive documentation regarding the subject matter of such items as summarized in this Term Sheet. This Term Sheet does not constitute (nor shall it be construed as) an offer or commitment to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein, it being understood that such an offering, if any, only will be made in compliance with applicable provisions of securities and/or other applicable laws. Further, this Term Sheet does not constitute (nor shall it be construed as) a solicitation of acceptances or rejections as to any plan of reorganization, it being understood that such solicitation shall be in compliance with applicable provisions of bankruptcy and/or other applicable laws.

This Term Sheet is for discussion purposes only and shall not be construed as an indication concerning the views or position of the holders of the EFIH Toggle Notes (as defined below) or their representatives regarding valuation or debt capacity of Energy Future Holdings Corp. (“EFH”), EFIH and/or any of such entities’ subsidiaries and affiliates or a view as to feasibility of the EFIH Restructuring or any other potential restructuring.

The terms and conditions set forth in this Term Sheet are meant to be part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring. The Term Sheet is in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import. The transactions contemplated by this Term Sheet will be subject to the terms and conditions to be set forth in definitive documents acceptable to the Company and the EFIH Backstop Parties (as defined below).

This Term Sheet and the information contained herein is strictly confidential and may not be shared with any person or entity without the prior written consent of the EFIH Backstop Parties.

TRANSACTION OVERVIEW

Company	Energy Future Intermediate Holding Company LLC

Summary of the Restructuring	EFIH will restructure its secured debt, unsecured debt, equity and other claims through (i) commencement of an exchange offer whereby EFIH will permit holders of up to [100]% of EFH Legacy Notes[1] to exchange such notes for EFIH Toggle Notes[2] (as set forth more fully below), and (ii) commencement of a case under chapter 11 (the “Chapter 11 Case”) of title 11 of the United States Code (the “Bankruptcy Code”). Simultaneously with the commencement of the Chapter 11 Case, EFIH shall file a chapter 11 plan of reorganization, the material terms and conditions of which are set forth in this Term Sheet (the “Plan”).

EFIH Pro Forma Capital Structure

Upon consummation of the EFIH Restructuring, the pro forma capital structure of reorganized EFIH (“Reorganized EFIH”) shall consist of the following:

•   New EFIH first lien secured notes in the aggregate principal amount of $[4.3] billion with market terms, including rate of interest and maturity date (the “New EFIH First Lien Notes”).

•   Reinstated EFIH Second Lien Notes[3] in the aggregate principal amount of $[1.4] billion.[4]

•   New EFIH Membership Interests (as defined below) shall be issued, representing [100]% of the economic and voting power of Reorganized EFIH, and shall be allocated as follows: (i) [54.7]%[5] in satisfaction of allowed claims on account of the EFIH Unsecured Claims (as defined below), (ii) [40.2]%[5] to Rights Offering Participants (as defined below), including the Backstop Parties (as defined below) and (iii) up to [5.1]% [5] to affiliates of the Sponsor Parties (as defined below) in connection with the Co-Investment Rights (as defined below). EFH shall retain its existing membership interests in EFIH (subject to the dilution contemplated hereunder).

[1]	“EFH Legacy Notes” means, collectively, (i) those certain 5.55% Series P unsecured notes due 2014, (ii) those certain 6.50% Series Q unsecured notes due 2024, and (iii) those certain 6.55% Series R unsecured notes due 2034, in each case issued by EFH.
[2]	“EFIH Toggle Notes” means the 11.25%/12.25% Senior Toggle Notes due December 1, 2018 issued by EFIH and EFIH Finance, Inc.
[3]	“EFIH Second Lien Notes” means, collectively, the (i) 11% Fixed Senior Secured Second Lien Notes due October 1, 2021 and (ii) 11.75% Fixed Senior Secured Second Lien Notes due March 1, 2022. The indentures pursuant to which the EFIH Second Lien Notes were issued shall be referred to, collectively, as the “Second Lien Indentures.”
[4]	Assumes 35% of the EFIH Second Lien Notes are redeemed pursuant to the Equity Claw (as defined below) – subject to change based on actual amount of Equity Claw.
[5]	Allocation of New EFIH Membership Interests assumes (i) 35% of the EFIH Second Lien Notes are redeemed pursuant to the Equity Claw (as defined below) and (ii) Sponsor Parties (as defined below) elect to exercise full amount of Co-Investment Rights (as defined below). Amounts subject to change depending on actual amount of Equity Claw and Sponsor Parties’ decision to exercise Co-Investment Rights.

EFIH Exchange Offer	Prior to the commencement of the Chapter 11 Case, each holder of an EFH Legacy Note will be permitted to exchange such EFH Legacy Note for an EFIH Toggle Note in a principal amount equal to [10]% of the amount outstanding of such exchanged EFH Legacy Note (including accrued interest).

Adequate Protection	As adequate protection for any diminution in the value of their collateral and the imposition of the automatic stay, the Debtor shall continue to pay all interest, fees, costs and expenses payable under the Second Lien Indenture as they come due and otherwise continue to comply in all respects with the terms of the Second Lien Indenture during the pendency of the Chapter 11 Case (including, without limitation, current payment of all out of pocket costs and expenses for the professionals of the indenture trustee under the Second Lien Indenture) as adequate protection to holders of the EFIH Second Lien Notes.

Sources of Funding for the Restructuring

In addition to EFIH cash on hand as of the effective date of the Plan (the “Effective Date”), the sources of funding for the transactions contemplated under this Term Sheet are as follows:

•   DIP Financing: First priority secured debtor in possession financing of up to $[4.3] billion (the “DIP Financing”), the proceeds of which will be utilized to (i) repay outstanding principal and interest due and owing to holders of EFIH First Lien Claims[6] (but excluding any amount on account of alleged make-whole claims) and (ii) fund costs of administering the EFIH Restructuring.

•   On the Effective Date, the DIP Financing obligations will, at the option of the Backstop Parties, be (i) paid in full through exit financing proceeds or (ii) amended and restated as obligations of Reorganized EFIH.

•   Equity Rights Offering: Proceeds of at least $[763] million from the issuance of Reorganized EFIH membership interests (the “New EFIH Membership Interests”) pursuant to a rights offering (the “Rights Offering”) which will be backstopped by the Backstop Parties. The proceeds of the Rights Offering, taken together with funds raised in connection with the Co-Investment Rights (as defined below) will fund the partial redemption of the EFIH Second Lien Notes in accordance section 3.07(b) of the Second Lien Indentures (the “Equity Claw”). No less than 35%, but no more than 50%, of the EFIH Second Lien Notes shall be redeemed pursuant to the Equity Claw, as determined by the Backstop Parties.

[6]	“EFIH First Lien Claims” means, collectively, the claims arising under those certain (i) 6.875% Fixed Senior Secured First Lien Notes due August 15, 2017 and (ii) 10% Fixed Senior Secured First Lien Notes due December 1, 2020. The indentures pursuant to which the EFIH First Lien Notes were issued shall be referred to, collectively, as the “First Lien Indentures”.

TREATMENT OF KEY CREDITOR CONSTITUENCIES

EFIH First Lien Claims Est. Allowed Claims: [$4.2] billion

Treatment: Holders of allowed EFIH First Lien Claims shall receive payment in full of the allowed EFIH First Lien Claims from the proceeds of the DIP Financing. The Plan shall provide for the disallowance of any asserted claim on account of any make-whole fee under any of the EFIH First Lien Indentures and no distributions shall be made on account of such claims without the consent of the Backstop Parties.

Voting Status: Unimpaired, Not Entitled to Vote

EFIH Second Lien Claims Est. Allowed Claims: [$2.2] billion

Treatment: Each holder of an allowed claim arising under any EFIH Second Lien Indenture (each, an “EFIH Second Lien Claim”) shall receive its pro rata share of cash in satisfaction of up to 50% of the principal amount of such holder’s EFIH Second Lien Notes in connection with EFIH’s exercise of the Equity Claw, and the remaining amount of such holder’s EFIH Second Lien Notes shall be reinstated pursuant to section 1124 of the Bankruptcy Code.

Voting Status: Unimpaired, Not Entitled to Vote

EFIH Unsecured Claims Est. Allowed Claims: [$1.7] billion

Treatment: Each holder of an allowed claim arising under the EFIH Toggle Notes and the EFIH Guaranteed Notes[7] (each, an “EFIH Unsecured Claim” and, collectively, the “EFIH Unsecured Claims”) shall receive its pro rata share (i) [54.7]% of the New EFIH Membership Interests and (ii) rights to participate in the Rights Offering.

Voting Status: Impaired, Entitled to Vote

OTHER KEY ELEMENTS OF THE RESTRUCTURING

EFIH Rights Offering

Rights Offering Amount: $[863] million[8] (the “Rights Offering Amount”) provided, however, that the Rights Offering Amount shall be reduced on a dollar-for-dollar basis on account of the amount of funds raised in connection with the Co-Investment Rights (as defined below).

[7]	The “EFIH Guaranteed Notes” means the 10.875% EFH LBO Senior Notes due 2017 and 11.25%/12.0% EFH LBO Toggle Notes due 2017 which are guaranteed by EFIH.
[8]	Rights Offering Amount and Use of Proceeds assumes 35% of the EFIH Second Lien Notes are redeemed pursuant to the Equity Claw – subject to change based on actual amount of Equity Claw.

Rights Offering Participants: The right to participate in the Rights Offering will be limited to holders of EFIH Unsecured Claims and the Backstop Parties (as permitted under the applicable backstop documentation) (collectively, the “Rights Offering Participants”).

Use of Proceeds: Proceeds of the Rights Offering shall be used to pay down up to $[755] million of EFIH Second Lien Claims pursuant to the Equity Claw.

Consideration: Participants in the Rights Offering will receive their pro rata share of [39.0]% of the fully diluted New EFIH Membership Interests.

Backstop Parties: [100]% of the Rights Offering Amount shall be backstopped (the “Backstop Amount”) by certain holders of the EFIH Toggle Notes ( the “EFIH Backstop Parties”) and certain partners (together with the EFIH Backstop Parties, the “Backstop Parties”).

Backstop Fee: The Backstop Parties shall receive their pro rata share of [1.2]% of the fully diluted New EFIH Membership Interests.

Co-Investment Rights	Affiliates of the current holders of EFH equity interests (the “Sponsor Parties”) shall have the right to invest up to $[100] million to purchase up to [5.1]% of the fully diluted New EFIH Membership Interests.

EFH/EFIH Intercompany Settlement

EFH and EFIH shall enter into a comprehensive settlement agreement to be approved by the bankruptcy court pursuant to rule 9019 of the Federal Rules of Bankruptcy Procedure resolving all outstanding intercompany claims, disputes and issues (collectively, the “EFH/EFIH Intercompany Settlement”), including, without limitation the following:

•   Mutual releases of any and all prepetition causes of action, including avoidance actions under chapter 5 of the Bankruptcy Code relating to any transactions effected pursuant to that certain liability management program that EFH and certain subsidiaries put in place in October 2009, which EFH alleged to have been designed to reduce outstanding debt, extend debt maturities and reduce interest expense through debt exchanges, repurchases and issuances (the “LMP”).

•   Termination of that certain Amended and Restated Tax-Sharing Agreement (the “Oncor TSA”), dated as of November 5, 2008 among Oncor Electric Delivery Holdings, Oncor Electric Delivery Company LLC (collectively, “Oncor”) and EFH, and that certain Federal and State Income Tax Allocation Agreement Among the Members of the Energy Future Holdings Corp. Consolidated Group, executed on May 15, 2012 and stated to be effective as of January 1, 2010 (the “Competitive TSA” and, collectively with the Oncor TSA, the “TSAs”) and a release of any and all claims assertable by EFH against EFIH under the Competitive TSA.

In consideration for entry into the EFH/EFIH Intercompany Settlement, EFIH shall pay EFH $[25 million] in cash upon the Effective Date.

Indemnification of Prepetition Directors, Officers, and Managers	In connection with the EFIH Restructuring, consistent with applicable law, all indemnification provisions currently in place for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of EFIH, as applicable, shall be reinstated and remain intact and irrevocable and shall survive the effectiveness of the EFIH Restructuring.

EFIH Releases	Each of EFIH, the Backstop Parties and their respective affiliates, equity holders, subsidiaries, former and current officers, former and current directors, managers, employees, and professionals shall be deemed released and discharged by EFH from any and all causes of action, including any derivative claims based on or relating to any act or omission taking place on or before the Effective Date (except claims relating to an act or omission that is determined in a final order to have constituted actual fraud or gross negligence), including relating to the LMP and TSAs.

Releases by Holders of Claims Against, and Interests in, EFIH	Each of EFIH, the Backstop Parties and their respective affiliates, equity holders, subsidiaries, former and current officers, former and current directors, managers, employees, and professionals shall be deemed released and discharged by all holders in voting classes who abstain from voting on the Plan and who do not opt out of the releases provided by the plan from any and all causes of action, including any derivative claims based on or relating to any act or omission taking place on or before the Effective Date (except claims relating to an act or omission that is determined in a final order to have constituted actual fraud or gross negligence) relating to EFIH.

Exculpation	As of the Effective Date, each of EFIH, the Backstop Parties, and their respective affiliates, equity holders, subsidiaries, officers, directors, managers, employees, and professionals (the “Exculpated Parties”) shall be released and exculpated from any cause of action for any claim related to EFIH (except claims relating to an act or omission that is determined in a final order to have constituted actual fraud or gross negligence). The Exculpated Parties shall be deemed to have participated in good faith and in compliance with the applicable laws and shall not be, liable at any time for the violation of any applicable law, rule, or regulation.

Conditions Precedent to Effective Date

The occurrence of the Effective Date and the consummation of the EFIH Restructuring contemplated in this Term Sheet is conditioned upon the following:

•   The termination of the Oncor TSA so as to permit Oncor to make tax distributions directly to EFIH and Reorganized EFIH, as applicable.

•   The removal of EFIH as a counterparty to the Competitive TSA.

•   Bankruptcy court approval of the EFH/EFIH Intercompany Settlement.

•   The EFIH Restructuring must be consummated within twelve months of the commencement of the Chapter 11 Case.

•   The bankruptcy court shall not have entered any order allowing in full or in part any premium or make-whole claim under the First Lien Indentures or Second Lien Indentures.

•   No material adverse change in the Debtor’s business shall have occurred.